Exhibit 3.1

BY-LAWS OF MINERALS TECHNOLOGIES INC.

ARTICLE I - STOCKHOLDERS' MEETING

1. PLACE OF MEETING. Meetings of the stockholders shall be held at the registered office of the Corporation in Delaware, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or the stockholders.

2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on such date and at such time and place as the Board of Directors may designate. The date, place and time of the annual meeting shall be stated in the notice of such meeting delivered to or mailed to stockholders. At such annual meeting the stockholders shall elect directors, in accordance with the requirements of the Certificate of Incorporation, by a plurality vote, and transact such other business as may properly be brought before the meeting.

3. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite for and shall constitute a quorum of all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the stockholders, the stockholders present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as provided in paragraph 2 of Article I of these By-laws and the Certificate of Incorporation and except as otherwise provided by law, at all meetings of the stockholders all questions shall be determined by a majority of the votes cast on such questions.

4. VOTING; PROXIES. At each meeting of the stockholders of the Corporation, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Any stockholder may authorize another person to act for him by proxy. A proxy must be in writing and executed by the stockholder or his or her duly authorized attorney. In lieu thereof, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically transmitted proxy authorized by this Section 4 may be substituted for or used in lieu of the original writing or transmission.

No proxy authorized by this Section 4 shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls pursuant to Section 10 of Article I of these By-laws. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. The vote for directors shall be by ballot.

5. NOTICE. Written notice of an annual or special meeting shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage pre-paid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

6. INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

7. STOCK LIST. At least ten days before every meeting of the stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the post office address of each, and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held for said ten days, and shall be produced and kept at the time and place of meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.

8. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting and matters germane thereto.

9. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, or in their absences by the President, or in the absence of the foregoing persons by a member of the Board designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the Chairperson of the meeting may appoint any person to act as secretary of the meeting.

10. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

11. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

12. NOTICE OF STOCKHOLDER PROPOSAL.   At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Business, other than nominations of persons as directors of the Corporation, may be properly brought before such meeting only (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the chairperson of the meeting (but only in the case of an annual meeting); or (iii) by any stockholder of record of the Corporation who has complied with the notice procedures of this paragraph and who was a stockholder of record at the time such notice was delivered. Any stockholder who intends to bring any matter other than the election of directors before a meeting of stockholders and is entitled to vote on such matter shall deliver a timely written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation. To be timely, such notice must be received by the Secretary: (1) with respect to an annual meeting of stockholders, not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; and (2) with respect to any other meeting of stockholders, not later than the close of business on the tenth day following the date of public announcement by the Corporation of the date of such meeting. In no event shall the public announcement of an adjournment of such meeting commence a new time period for the giving of a stockholder's notice as described above. Such written notice shall set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the reason for conducting such business at the meeting; (iii) any material interest in such business of the stockholder giving notice and of the beneficial owner, if not the stockholder giving notice, on whose behalf the proposal is made; (iv) in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; (v) the name and address of the stockholder giving notice and of any such beneficial owner; (vi) the class and number of shares of the Corporation owned of record or beneficially by such stockholder giving notice and by any such beneficial owner on whose behalf the proposal is made; (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's outstanding Common Stock required to approve or adopt the proposal and/or (b) otherwise solicit proxies from stockholders in support of such proposal. For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or in a document filed by the Corporation with the Securities Exchange Commission pursuant to Section 13,14, or 15(d) of the Securities Exchange Act of 1934.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Securities Exchange Act of 1934 and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

13. COMPLIANCE WITH PROCEDURES. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the chairperson of the meeting shall have the power and duty to (i) determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these By-laws and (ii) if any proposed business is not in compliance with this By-law, or if the stockholder solicits or is part of a group which solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (vii) of paragraph 12 of this By-law to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed (i) to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 or (ii) to limit any class voting rights provided to holders of Preferred Stock upon the occurrence of dividend arrearages.

ARTICLE II - DIRECTORS

1. NUMBER; ELECTION; TERM.  The number of directors which shall constitute the whole Board shall not be less than three, nor more than twelve, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting the vote of not less than a majority of the directors then in office. Except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that, in the event of a contested election of directors, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, (a) votes cast shall include votes to withhold authority and votes against and "no" votes but shall exclude abstentions with respect to that nominee's election or with respect to the election of directors in general and (b) a contested election of directors shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. A majority of the directors shall consist of persons who are not employees of the Corporation or of any subsidiary of the Corporation. Should the death, resignation or other removal of any non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director. The remaining directors of the Corporation shall cause any such vacancy to be filled in accordance with these By-laws within a reasonable period of time. At the annual meeting directors shall be elected in accordance with the requirements of these By-laws and the Certificate of Incorporation.

2. PLACE OF MEETINGS. The directors may hold their meetings and keep the books of the Corporation outside of the State of Delaware at such places as they may from time to time determine.

3. VACANCIES. If the office of any director becomes vacant for any reason or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, may choose a successor or successors or fill the newly created directorship and the directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen.

4. ORGANIZATIONAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, after each annual election of directors on the day and at the place of the next regular meeting of the board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the directors.  At such meeting, the Board shall elect one of its members to be Chairperson of the Board of Directors.  The Chairperson of the Board may but not need be an officer of or employed in an executive or other capacity by the Corporation.  The Board shall fill any vacancy in the position of Chairperson of the Board at such time and in any manner as the Board shall determine.  The Board may also elect one of its members, who need not be an officer of or employed in an executive or other capacity by the Corporation, as Vice Chairperson of the Board of Directors who shall have such duties and responsibilities as are provided by these By-laws or may be directed by the Board.

5. CHAIRPERSON OF THE BOARD OF DIRECTORS.  The Chairperson of the Board of Directors shall preside at meetings of the Board and lead the Board in fulfilling its responsibilities, in particular its responsibilities to oversee the performance of the Corporation and of the executive management of the Corporation.  In the absence of the Chairperson of the Board, a member of the Board selected by its members present shall preside at meetings of the Board.  The Secretary of the Corporation shall act as secretary of the meetings of the Board, but, in his or her absence, the presiding officer may appoint a secretary for the meeting.

6. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairperson of the Board, a Vice Chairperson of the Board or the Chief Executive Officer by the mailing of notice to each director at least 48 hours before the meeting or by notifying each director of the meeting at least 24 hours prior thereto either personally, by telephone or by electronic transmission; special meetings shall be called on like notice by the Chairperson of the Board, a Vice Chairperson of the Board, the Chief Executive Officer or, on the written request of any two directors, by the Secretary.

8. QUORUM.   At all meetings of the Board the presence of one-third of the total number of directors determined by resolution pursuant to Section 1 of this Article II to constitute the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these By-laws.

9. AUDIT COMMITTEE. There shall be an Audit Committee consisting of three or more directors elected by a majority of the whole Board. The Board, by resolution, may designate the chair of the Committee and designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  Each member of the Committee shall meet the independence and financial literacy requirements of the New York Stock Exchange, and at least one member shall have accounting or related financial management expertise. Regular meetings of the Committee shall be held at such time and place as shall from time to time be determined by the Committee; special meetings of the Committee may be called pursuant to the rules determined by the Committee. A quorum shall be a majority of the members of the Committee. The Committee shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws. The Committee shall keep regular minutes of its proceedings and report the same to the Board at its next regular meeting.

10. CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.  There shall be a Corporate Governance and Nominating Committee consisting of three or more directors elected by a majority of the Board.  The Board, by resolution, may designate a chair and may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934.  Regular meetings of the Committee shall be held at such time and place as shall from time to time be determined by the Committee; special meetings of the Committee may be called pursuant to rules determined by the Committee.  A quorum shall be a majority of the members of the Committee. The Committee shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws. The Committee shall keep regular minutes of its proceedings and report the same to the Board at its next regular meeting.

11. COMPENSATION COMMITTEE. There shall be a Compensation Committee consisting of two or more directors elected by a majority of the Board.  The Board, by resolution, may designate a chair and may designate one or more alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934.  Regular meetings of the Committee shall be held at such time and place as shall from time to time be determined by the Committee; special meetings of the Committee may be called pursuant to rules determined by the Committee.  A quorum shall be a majority of the members of the Committee.  The Committee shall have the power to recommend changes in the compensation of senior management of the Corporation, the power to recommend nominees for election as directors of the Corporation, and such other powers as may be directed or delegated by a resolution passed by a majority of the whole Board of Directors from time to time. The act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws. The Committee shall keep regular minutes of its proceedings and report the same to the Board at its next regular meeting.

12. ADDITIONAL COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Any such committee shall have such powers as are granted to it by a resolution passed by a majority of the whole Board or by subsequent resolutions passed by a majority of the whole Board. Nothing herein shall limit the authority of the Board of Directors to appoint other committees of the Corporation consisting in whole or in part of persons who are not directors of the Corporation to carry out such advisory functions as the Board may designate.

13. PRESENCE AT MEETING. Members of the Board of Directors or any committee designated by such Board may participate in the meeting of said Board or committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other and participate. The ability to participate in a meeting in the above manner shall constitute presence at said meeting for purposes of a quorum and any action thereat.

14. ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

15. ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting pursuant to Section 16 or 18 of Article II of this By-Law.

16. PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Except as provided in Section 18 of Article II of this By-law, any stockholder entitled to vote for the election of a director at a meeting may nominate one or more persons for such election only if (i) written notice of such stockholder's intent to make such nomination is timely given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the Corporation and (ii) such stockholder was a stockholder of record at the time such notice was delivered. To be timely, such notice must be received by the Secretary: (1) with respect to an annual meeting of stockholders, not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; and (2) with respect to any other meeting of stockholders, not later than the close of business on the tenth day following the date of public disclosure by the Corporation of the date of such meeting. In no event shall the public announcement of an adjournment of such meeting commence a new time period for the giving of a stockholder's notice as described above. The written notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; and (iv) such other information concerning each such nominee as would be required, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected, and a written representation by each such nominee that such nominee, if elected, will comply with all of the Corporation's corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to the directors. The notice shall also contain (i) the name and address of the stockholder giving notice, as they appear in the Corporation's books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); (ii) the class and number of shares of the Corporation owned of record or beneficially by such stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's outstanding Common Stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination.

17.  COMPLIANCE WITH PROCEDURES. Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the chairperson of the meeting shall have the power and duty to (i) determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedure set forth in this By-law and (ii) if any proposed nomination is not in compliance with this By-law, to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to limit any class voting rights provided to holders of Preferred Stock upon the occurrence of dividend arrearages.

18.  STOCKHOLDER NOMINATIONS INCLUDED IN THE CORPORATION'S PROXY MATERIALS.
(a) Inclusion of Stockholder Nominees in Proxy Statement. Subject to the provisions of this Section 18, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:
(i) the names of any person or persons nominated for election (each, a "Stockholder Nominee"), which shall also be included on the Corporation's form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 18 (such Eligible Holder or group of Eligible Holders being a "Nominating Stockholder");
(ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee's election to the Board of Directors (subject, without limitation, to Section 18(e)(ii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Rule 14a-9 (the "Supporting Statement"); and
(iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section and any solicitation materials or related information with respect to a Stockholder Nominee.
For purposes of this Section 18, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements).
(b) Maximum Number of Stockholder Nominees.
(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (x) two or (y) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 18 (rounded down to the nearest whole number) (the "Maximum Number"); provided, however, that if the Corporation has a classified Board of Directors, the Maximum Number is subject to reduction so that the Maximum Number for any annual meeting shall not exceed one-half of the number of directors to be elected at such annual meeting as noticed by the Corporation (rounded down to the nearest whole number). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (2) Stockholder Nominees who cease to satisfy, or Stockholder Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 18, as determined by the Board of Directors; (3) Stockholder Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors; and (4) the number of incumbent directors who had been Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 18(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii) If the number of Stockholder Nominees pursuant to this Section 18 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder's Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee.
(iii) If, after the deadline for submitting a Nomination Notice as set forth in Section 18(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 18, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(c) Eligibility of Nominating Stockholder.
(i) An "Eligible Holder" is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 18(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 18(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.
(ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 18 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation's common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 18, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 18, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(iii) The "Minimum Number" of shares of the Corporation's common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(iv) For purposes of this Section 18, an Eligible Holder "owns" only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder's or any of its affiliates' full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder "owns" shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder's ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder's ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days' notice, has recalled such loaned shares as of the date of the Nomination Notice and continues to hold such shares through the date of the annual meeting. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of the Corporation are "owned" for these purposes shall be determined by the Board.
(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
(d) Nomination Notice. To nominate a Stockholder Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year's annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the "Nomination Notice"); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:
(i) A Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;
(ii) A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):
(A)	the information required with respect to the nomination of directors pursuant to Article II, Section 16 of these By-laws;
(B)
the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)
a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D)
a representation and warranty that each Stockholder Nominee's candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation's securities are traded;

(E)	a representation and warranty that each Stockholder Nominee:
(1)
does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation's Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation's shares of common stock are traded;

(2)	meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation's shares of common stock are traded;
(3)	is a "non-employee director" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule);
(4)	is an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);
(5)	has not been, within the past three years, an officer, director or stockholder of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; and
(6)
is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Securities Exchange Act of 1934, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee;

(F)
a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 18(c) and has provided evidence of ownership to the extent required by Section 18(c)(i);

(G)
a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 18(c) through the date of the annual meeting and a statement regarding the Nominating Stockholder's intent, if any, with respect to continued ownership of the Minimum Number of shares for at least one year following the annual meeting;

(H)
a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation's proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(I)
details of any positions of a Stockholder Nominee as an officer, director, or stockholder of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced by or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(J)	if desired, a Supporting Statement; and
(K)
in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees:
(A)	to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election ;
(B)
to file any written solicitation or other communication with the Corporation's stockholders relating to one or more of the Corporation's directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)
to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D)
to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys' fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 18;

(E)
in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 18(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (A) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (B) such failure; and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee:
(A)	to provide to the Corporation such other information and certifications, including completion of the Corporation's director questionnaire, as it may reasonably request;
(B)
at the reasonable request of the Corporate Governance and Nominating Committee, to meet with the Corporate Governance and Nominating Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee's eligibility to serve as a member of the Board of Directors;

(C)
that such Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation's corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors; and

(D)
that such Stockholder Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a director (a "Voting Commitment") that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such Stockholder Nominee's ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 18(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 18(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(e) Exceptions.
(i) Notwithstanding anything to the contrary contained in this Section 18, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder's Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if:
(A)
the Corporation receives a notice pursuant to the advance notice provisions of these By-laws, Article II, Section 16, that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(B)
the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 18, the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 18 and shall therefore be disregarded;

(C)
the Board of Directors determines that such Stockholder Nominee's nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation's bylaws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation's common stock is traded;

(D)
such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 18 at one of the Corporation's three preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee;

(E)
such Stockholder Nominee has been, within the past three years, an officer, director, or stockholder of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(F)
the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 18(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 18;

(ii) Notwithstanding anything to the contrary contained in this Section 18, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that:
(A)	such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)
such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)	the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.
The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE Ill – OFFICERS

1. ELECTION; TERM OF OFFICE; APPOINTMENTS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect at least the following officers: a Chief Executive Officer, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. The Board may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these By-laws and by the Board and, to the extent not so provided, as generally pertain to their respective offices. The Board of Directors may fill any vacancy occurring in any office of the Corporation at any regular or special meeting. Two or more offices may be held by the same person.

2. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer elected or appointed by the Board becomes vacant for any reason, the vacancy may be filled by the Board. Any officer may resign at any time upon written notice to the Corporation.

3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation.  He or she shall exercise such other powers, authority, and responsibilities as the whole Board may from time to time determine.  In the absence of or during the physical disability of the Chief Executive Officer, the whole Board shall designate an officer who shall have and exercise the powers, authority and responsibilities of the Chief Executive Officer.

4. PRESIDENT. The President, if any, shall have and exercise such powers, authority and responsibility as the Board of Directors may determine.

5. VICE PRESIDENTS. Vice Presidents shall perform such duties as from time to time shall be prescribed by these By-laws, by the Chief Executive Officer or by the Board of Directors, and except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Vice President.

6. SECRETARY. The Secretary or person appointed as Secretary at all meetings of the Board and of the stockholders shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and he or she shall perform like duties for the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders, and of the Board of Directors if required. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him by the Chief Executive Officer or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Secretary.

7. TREASURER. The Treasurer shall have custody of the Corporation's funds and securities. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Chief Executive Officer or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Treasurer.

8. CONTROLLER. The Controller shall have charge of the Corporation's books of account, and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation. The Controller shall prepare and render such balance sheets, profit and loss statements and other financial reports as the Board of Directors or the Chief Executive Officer may require. He or she shall perform such other duties as may be prescribed by these By-laws or as may be assigned to him or her by the Chief Executive Officer or the Board of Directors, and, except as otherwise prescribed by the Board of Directors, he or she shall have such powers and duties as generally pertain to the office of Controller.

ARTICLE IV - STOCK

1. CERTIFICATES OF STOCK. The certificates of stock of the Corporation shall be in the form or forms from time to time approved by the Board of Directors. Such certificates shall be numbered and registered, shall exhibit the holder's name and the number of shares, and shall be signed by or in the name of the Corporation by the Chairperson or a Vice Chairperson, if any, of the Board of Directors, if such Chairperson or Vice Chairperson is an officer of the Corporation, or the President, if any, or a Vice President of the Corporation; and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. If any certificate is manually signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate, including those of the aforesaid officers of the Corporation, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

2. LOST CERTIFICATES.  The Board of Directors or any officer of the Corporation to whom the Board of Directors has delegated authority may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in the place of a certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

3. TRANSFERS OF STOCK. Transfers of stock shall be made upon the books of the Corporation upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer and upon surrender of the certificate therefor.

4. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE V - INDEMNIFICATION AND SEVERANCE

1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

3. CLAIMS. If a claim for indemnification or payment of expenses (including attorneys' fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

4. NONEXCLUSIVITY OF RIGHTS. The right conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

5. OTHER INDEMNIFICATION.  The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

7. SEVERANCE. Any written agreement or any amendment of an existing written agreement that provides for payments to a director, officer or other employee of the Corporation or any subsidiary of the Corporation upon (i) a "change in control" of the Corporation or (ii) the termination or constructive termination of the employment of such director, officer, or other employee following a "change in control" of the Corporation, must be approved by (a) the unanimous vote of the members of the committee of the Board of Directors which has the power to recommend changes in the compensation of the senior management of the Corporation, if any, and (b) a majority of the Directors who are not employees of the Corporation or any subsidiary of the Corporation. For the purposes hereof, a "change in control" of the Corporation shall mean through (i) the accumulation by a person or group of related persons of 20% or more of the Company's outstanding capital stock and/or (ii) a change in the composition of a majority of the Corporation's Board of Directors without the approval of the incumbent Board.

ARTICLE VI – MISCELLANEOUS

1. DELAWARE OFFICE.  The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at such address is Corporation Trust Company.

2. OTHER OFFICES. The Corporation may also have an office in the City and State of New York, and such other offices at such places as the Board of Directors from time to time may appoint or the business of the Corporation may require.

3. SEAL. The corporate seal shall be in the form adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

4. NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5. AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation by the affirmative action of a majority of its members. The By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such proposed adoption, amendment or repeal be contained in the notice of such special meeting.

6. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7. CHECKS. All checks, drafts, notes and other orders for the payment of money shall be signed by such officer or officers or agents as from time to time may be designated by the Board of Directors or by such officers of the Corporation as may be designated by the Board to make such designation.

8. FISCAL YEAR. The fiscal year shall begin the first day of January in each year.